UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
______________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 12, 2010

FREDERICK’S OF HOLLYWOOD GROUP INC.
(Exact Name of Registrant as Specified in Charter)

New York	1-5893	13-5651322
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1115 Broadway, New York, New York	10010
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (212) 798-4700

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

On May 12, 2010, Frederick’s of Hollywood Group Inc. (“Company”) held its Annual Meeting of Shareholders in New York City.  At the Annual Meeting, the Company’s shareholders voted on two proposals.  Each proposal was approved pursuant to the following final voting results from the Annual Meeting:

1.           To elect six directors to serve for the ensuing one-year period and until their successors are elected and qualified.

Nominee	Votes For	Votes Withheld
Peter Cole	23,649,730	321,423
John L. Eisel	23,843,236	127,917
William F. Harley	23,382,723	588,430
Linda LoRe	23,589,730	381,423
Thomas J. Lynch	23,661,632	309,521
Milton J. Walters	23,838,639	132,514

2.           To approve a proposal to issue an aggregate of approximately 8,664,400 shares of common stock and warrants to purchase 1,500,000 shares of common stock to accounts and funds managed by and/or affiliated with Fursa Alternative Strategies LLC upon (i) exchange of an aggregate of approximately $14.3 million of principal amount and accrued interest of outstanding Tranche C debt and (ii) conversion of approximately $8.8 million of Series A preferred stock, including accrued dividends, at an effective price of approximately $2.66 per share.

Votes For	Votes Against	Votes Abstain	Broker Non-Vote

23,571,480	336,289	63,384	0

Item 9.01.  Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits:

99.1	Press Release, dated May 13, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 13, 2010	FREDERICK’S OF HOLLYWOOD GROUP INC.

	By:	/s/ Thomas Rende
Thomas Rende
Chief Financial Officer
(Principal Financial and Accounting Officer)